EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (the “Agreement”) is entered into as of July 25, 2008 between the following parties in Fuzhou, Fujian Province, P.R.C.

Party A: Green Planet Bioengineering Co., Ltd.
Registered Address: #666 of Mingdu Mansion, #126, Gong Ye Nan Road, Sanming City

Party B:
Zhao Min, A citizen of P.R.C.,
And the Identity Card Number: 350111196808040358;
Zheng Minyan, A citizen of P.R.C.,
And the Identity Card Number: 350402801017202;
Jiangle Jianlong Mineral Industry Co., Ltd.,
And the Business License Number: Qi He Ming Zong Fu Zi No.000264

Party C: Sanming Huajian Bio-Engineering Co., Ltd.
Registered Address: Jikou District, Sanyuan District Industrial Development Park, Sanming City.

WHEREAS:

1.
Party A is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (the “P.R.C.”), which was registered at Administration of Industry and Commerce Bureau of Sanming, in P.R.C., and the registered number is 350400400003046. It legally exists to date.

2.	Party C is an enterprise registered in Sanming City, Fujian Province, and legally existing to date. The number of its business license is 350400100007408.

3.	As of the date of this Agreement Party B are the only shareholders of Party C, and legally hold the 100% equity interest of Party C.

NOW, THEREFORE, the Parties through mutual negotiations hereby enter into this Agreement according to the following terms and conditions:

1.	THE GRANT AND EXERCISE OF PURCHASE OPTION

1.1
Grant: Party B and Party C hereby grant Party A an irrevocable exclusive purchase option. Party A has right to purchase all or part of the shares of Party C currently owned by Party B (the “Object Shares”), or increase the investment until Party A holds 49% shares (when laws, regulations or policies of P.R.C. permitted, the investment would be increased up to 100%) of Party C (the “Increasing Investment”). This purchase option is irrevocable and shall be exercised only by Party A (or the qualified persons appointed by Party A). The term “person” used herein shall include any entity, corporation, partnership, joint venture and non-corporate organizations.

1.2	Exercise Procedures:
1.2.1	Party A shall notify Parties B, C in writing prior to exercising its option (the “Option Notice” hereinafter).
1.2.2
The next day upon receipt of the Option Notice, Parties B, C together with party A (or the qualified person appointed by Party A), shall promptly compile a whole set of documents (the “Transfer Documents”) to be submitted to the government bodies for approving the object shares transfer or increasing investment in connection with the Option exercise so that the shares or assets transfer can be transferred or investment can be increased, in whole or in part.

1.2.3
Upon the completion of the compilation of all the Transfer Documents and the Transfer Documents being confirmed by Party A, Parties B, C shall promptly and unconditionally obtain, together with Party A (or the qualified person appointed by Party A), all approvals, permissions, registrations, documents and other necessary approvals to effectuate the transfer of the object shares or increasing investment in connection with the Option exercise.

1.3	Exercise Condition: Party A could exercise the optional purchase right to purchase object shares or increase investment, at any time when Party A considers it is necessary and feasible.

2、	Price of Option

  Party A shall purchase the object shares or increase investment at a price agreed by all parties. When laws, regulations or policies of P.R.C. require these assets to be appraised, the purchase or increasing investment price shall be the appraisal price. Any consideration obtained by Party B and Party C shall be 1) returned to Party A for operation in accordance with the Entrusted Agreement, or 2) paid back to Party A in any other ways as agreed by whole parties. Party B, C shall execute any related agreements or letters of undertaking that is necessary to pay back such consideration. Party A has the discretion to decide the time and arrangement of the acquisition, provided that the acquisition will not violate any laws or regulations then in effect.

3.	REPRESENTATIONS AND WARRANTIES

3.1
Each party hereto represents to the other parties that: 1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; and 2) the execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

3.2
Party B hereto represent to Party A that: 1) they are legally registered shareholders of party C and have paid Party C the full amount of their respective portions of Party C's registered capital required under the P.R.C. laws; 2) Party B have not mortgaged or pledged their shares of Party C, nor have granted any security interest or borrow against their shares of Party C in any form except <Shares Pledge Agreement>; and 3) Party B have not sold or will sell to any third party their equity interests in Party C.

3.3
Party C hereto represents to Party A that: 1) it is a limited liability company duly registered and validly existing under the P.R.C laws; and 2) its business operations are in compliance with applicable laws of the P.R.C. in all material aspects.

4.	COVENANTS

The Parties further agree as follows:

4.1	Before Party A has acquired all the equity/assets of Party C or increased investment by exercising the purchase option provided hereunder, Party C shall not:

4.1.1
sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing);

4.1.2
enter into any transaction which may materially affect its assets, liability, operation, shareholders’ equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.1.3	distribute any dividend to Party B in any manner.

4.2	Before Party A has acquired all the equity/assets of Party C or increased investment by exercising the purchase option provided hereunder, Party B shall not individually or collectively:

4.2.1
supplement, alter or amend the articles of association of Party C in any manner to the extent that such supplement, alteration or amendment may have a material effect on Party C's assets, liability, operation, shareholders’ equity or other legal rights;

4.2.2
cause Party C to enter into any transaction to the extent such transaction may have a material effect on Party C's assets, liability, operation, shareholders’ equity or other legal rights (unless such transaction is relating to Party C's daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.3	Party B shall entrust Party C to Party A for management in accordance with Management Entrustment Agreement dated April 17, 2008.

5.	ASSIGNMENT OF AGREEMENT

5.1	Each of Party B and Party C shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of the Party A.

5.2
Each of Party B and Party C hereby agrees that Party A shall have the right to transfer all of its rights and obligation under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B and Party C will be required.

6.	CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded:

a.	The materials are known or will be known by the public (except for any materials disclosed to the public by the Party who receives such materials);

b.	The materials are required to be disclosed under the applicable laws or the rules or provisions of stock exchange; or

c.
The materials disclosed by each Party to its legal or financial consultant relate to the transaction contemplated under this Agreement, and such legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article 6 shall survive this Agreement even if this Agreement is invalid, amended, revoked, terminated or unenforceable by any reason.

7.	BREACH OF CONTRACT

Any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenants provided hereunder by any Party shall constitute a breach of this Agreement. The breaching Party shall be liable for any such breach pursuant to the applicable laws.

8.	APPLICABLE LAW AND DISPUTE RESOLUTION

8.1	Applicable Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of P.R.C.

8.2	Dispute Resolution

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

9.	EFFECTIVENESS AND TERMINATION

9.1	This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

9.2
This Agreement may not be terminated without the unanimous consent of all the Parties except that Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

10.	MISCELLANEOUS

10.1	Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

10.2	Entire Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

10.3	Severability

If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant laws of the P.R.C., such a provision shall be deemed invalid only to the extent the P.R.C. laws are applicable in China, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through consultation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with a valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

10.4	Headings

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation, explanation or the meaning of the provisions of this Agreement.

10.5	Language and Copies

This Agreement is executed in Chinese and English in five (5) copies; each of Party A and Party C holds one copy of each language, everyone of Zhao Min, Zheng Minyan and Jiangle Jianlong Mineral Industry Co., Ltd. holds one copy of each language, and each original copy has the same legal effect. In the event of any conflict between the two versions, the Chinese version shall prevail.

10.6	Successor

This Agreement shall bind and benefit the successor or the transferee of each Party.

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

[NO CONTEXT BELOW, SIGNATURE PAGE ONLY]

[SIGNATURE PAGE]

PARTY A: Green Planet Bioengineering Co., Ltd. (Seal)
Authorized Representative(Signature):

PARTY B: ___________________(Signature) ____________________(Signature) Zhao Min Zheng Minyan Jiangle Jianlong Mineral Industry Co., Ltd. (Seal) Legal Representative (Signature):
PARTY C: Sanming Huajian Bio-Engineering Co., Ltd. (Seal) Legal Representative (Signature):